UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On March 1, 2024, Weatherford International plc (the “Company”) filed a prospectus supplement to its Registration Statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 15, 2022 (No. 333-265636) (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the resale of up to 844,702 ordinary shares of the Company, nominal value $0.001 per share (“Ordinary Shares”), by the selling shareholders named therein. The Ordinary Shares being offered by the selling shareholders are being issued in connection with the Company’s acquisition of ISI Holding Company, LLC and Probe Technologies Holdings, Inc.
In connection with the filing of the prospectus supplement, the Company is filing a legal opinion as Exhibit 5.1 to this current report on Form 8-K, which is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Matheson LLP
23.1	Consent of Matheson LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: March 1, 2024
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel, and Chief Compliance Officer